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                                                                    Exhibit 11.1

                   K-TRON INTERNATIONAL, INC. & SUBSIDIARIES
                        COMPUTATION OF (LOSS) PER SHARE
                                  (Unaudited)

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
                                                                                           Three Months Ended
                                                                                           ------------------
                                                                                       April 1,           April 2,
                                                                                         1995               1994
                                                                                         ----               ----
AVERAGE COMMON AND
   COMMON-EQUIVALENT
   SHARES:

   Weighted Average
   Common Shares
   Outstanding
   per Period                                                                         3,088,000          3,056,000

   Stock Options and
   Warrants Computed                                                                      1,000              9,000
                                                                                     ----------          ---------

ADJUSTED AVERAGE COMMON
   AND COMMON-EQUIVALENT
   SHARES COMPUTATION                                                                 3,089,000          3,065,000
                                                                                    ===========          =========

EARNINGS FOR COMMON AND
   COMMON-EQUIVALENT
   SHARES COMPUTATION:

    (Loss)applicable to Common Stock                                                $(1,280,000)         $(677,000)
                                                                                    ============         ==========

EARNINGS PER SHARE:

(Loss)per share                                                                     $      (.41)         $    (.22)
                                                                                    ============         ==========
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